BlackRock Utility and Infrastructure Trust

Cusip: 09248D104

Ticker: BUI

Record Date	May 15, 2014
Pay Date	May 30, 2014

Distribution Amount per share	$ 0.362500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.137787	38%	$0.295076	27%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.123299	34%	$0.147497	14%

Return of Capital	$0.101414	28%	$0.644927	59%

Total (per common share)	$0.362500	100%	$1.087500	100%

Average annual total return (in relation to NAV) for the inception to date ending on April 30, 2014				14.31%

Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2014				6.53%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2014				11.10%

Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2014				3.27%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Utility and Infrastructure Trust

Cusip: 09248D104

Ticker: BUI

Record Date	August 15, 2014
Pay Date	August 29, 2014

Distribution Amount per share	$ 0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.054228	45%	$0.471271	39%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.037931	31%	$0.223447	18%

Return of Capital	$0.028841	24%	$0.513782	43%

Total (per common share)	$0.121000	100%	$1.208500	100%

Average annual total return (in relation to NAV) for the inception to date ending on July 31, 2014				13.57%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2014				6.56%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2014				12.91%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2014				4.91%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Utility and Infrastructure Trust

Cusip: 09248D104

Ticker: BUI

Record Date	September 15, 2014
Pay Date	September 30, 2014

Distribution Amount per share	$ 0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.013606	11%	$0.484877	36%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.107394	89%	$0.393315	30%

Return of Capital	$-	0%	$0.451308	34%

Total (per common share)	$0.121000	100%	$1.329500	100%

Average annual total return (in relation to NAV) for the inception to date ending on August 31, 2014				14.55%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2014				6.37%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2014				16.91%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2014				5.30%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Utility and Infrastructure Trust

Cusip: 09248D104

Ticker: BUI

Record Date	October 15, 2014
Pay Date	October 31, 2014

Distribution Amount per share	$ 0.121000
Special Distribution Amount per share	$ 0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.003551	1%	$0.488428	31%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.123401	51%	$0.516716	33%

Return of Capital	$0.115048	48%	$0.566356	36%

Total (per common share)	$0.242000	100%	$1.571500	100%

Average annual total return (in relation to NAV) for the inception to date ending on September 30, 2014				12.61%

Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2014				6.65%

Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2014				12.61%

Cumulative fiscal year distributions as a percentage of NAV as of September 30, 2014				6.09%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052